UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

COUCHBASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

A Letter to Our Stockholders

April 19, 2023

Dear fellow Couchbase stockholders:

Imagine the possibilities in a world where any organization can easily build premium experience applications that are always on and can extend anywhere. That's why at Couchbase, our mission is to simplify how developers and architects develop, deploy and consume modern applications that span cloud, edge and everything in between. Couchbase is the cloud database platform for modern applications. Every day we come to work energized about the future we are helping our customers create.

We had a strong fiscal year 2023 and I am extremely proud that we accomplished all that we laid out to do at the beginning of the year. We are transforming from a product company to an as-a-service company, which has enabled us to make meaningful progress in delivering on our mission. Total revenue grew by 25% year-over-year, while total annual recurring revenue grew 23% year-over-year, or 24% year-over-year on a constant currency basis. I attribute these successes to three things: our expanded and differentiated product portfolio with Capella, our enhanced and more efficient go-to-market initiatives and key additions to our world-class team.

While I am very proud of what we accomplished, I am equally if not more proud of how we did it. We have built a strong foundation as a values-based, globally distributed and diverse organization and are continuously building on that foundation. Our commitment to making tomorrow better than today for customers, partners, the community and each other is part of who we are.

Our achievements from last year have put us in an excellent position heading into fiscal 2024 to build on our momentum and accelerate efficient growth. I believe we are firmly set up to continue winning this year and take advantage of the generational market opportunity in front of us. Our priorities remain to first, deliver top-line growth; second, increase the mix of Capella across all metrics; third, drive further sales & marketing efficiency; and fourth, accelerate the pace of leverage in our model. I have high expectations for fiscal 2024, and our management team is committed to delivering improvement across all of these areas.

I am confident that we are well positioned to execute in any environment as a result of the strategic initiatives we have put in place that are just starting to bear their fruit, coupled with the operational improvements we have implemented. We are cognizant of the current conditions and are sharply focused on execution during times like this, while also building for what we believe will be a very compelling future. We remain excited about our opportunity with Capella due to some big trends in our favor like digital transformation, acceleration to the cloud, and innovation at the edge.

Nothing prepares us for the future more than being battle-tested and over the years, Team Couchbase has proven that we can thrive no matter what. My confidence in our ability to adapt and innovate in an exciting and dynamic market is stronger today than it's ever been. Great things are ahead for Couchbase!

Matt Cain
Chair, President and Chief Executive Officer
Couchbase, Inc.

–i–

Special Note about Forward-Looking Statements
This Proxy Statement contains forward-looking statements that involve risks and uncertainties, including our strategies and expected financial performance, our future business prospects, our market opportunities, our competitive position and trends for our products. We caution you that such statements reflect our best judgment based on factors currently known to us, and that actual events or results could differ materially. Please refer to the documents that we file from time to time with the SEC, including our Form 10-K for the year ended January 31, 2023. Couchbase does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

48146819-3220.9

COUCHBASE, INC.
3250 Olcott Street
Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held at 9:00 a.m. Pacific Time on Thursday, June 1, 2023

Dear Stockholders of Couchbase, Inc.:
We cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Couchbase, Inc., a Delaware corporation, to be held on Thursday, June 1, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/BASE2023, where you will be able to listen to the meeting live, submit questions, and vote online.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect three Class II directors named in the accompanying proxy statement to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024; and
3.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 6, 2023 as the record date for the Annual Meeting. Stockholders of record on 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
The accompanying proxy statement and our annual report can be accessed by visiting: http://www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
By order of the Board of Directors,

Margaret Chow
Senior Vice President, Chief Legal Officer and Corporate Secretary
Santa Clara, California
April 19, 2023

–i–

–ii–

–iii–

GENERAL INFORMATION
COUCHBASE, INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., Pacific Time, on Thursday, June 1, 2023
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Couchbase, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 1, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/BASE2023, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 19, 2023 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2023 annual report can be accessed by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You are being asked to vote on:
•the election of three Class II directors named in this proxy statement to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified; and
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class II director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024.

How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 6, 2023, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 46,007,163 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A complete list of registered stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the corporation. Stockholders interested in viewing the list can contact our corporate secretary to schedule an appointment by writing to Couchbase, Inc., Attention: Corporate Secretary, 3250 Olcott Street, Santa Clara, California, 95054. Such list will also be available during the Annual Meeting online at www.virtualshareholdermeeting.com/BASE2023.

Are a certain number of shares required to be present at the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The holders attending the Annual Meeting virtually or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chair of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet prior to the Annual Meeting at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on May 31, 2023 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-9603, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on May 31, 2023 (have your Notice or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting; or
•by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/BASE2023, where you may vote during the meeting (have your Notice or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class II director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•delivering a written notice of revocation to our corporate secretary at Couchbase, Inc., 3250 Olcott Street, Santa Clara, California, 95054, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the Annual Meeting?
We will be hosting the Annual Meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the Annual Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/BASE2023. To attend and participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting live audio webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or Notice indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or Notice. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.
How can I get help if I have trouble checking in or listening to the Annual Meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Matthew M. Cain and Margaret Chow have been designated as proxy holders for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact Couchbase’s transfer agent?
You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449, or by writing American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, NY 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.astfinancial.com.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed proxy materials?
If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice or proxy statement and annual report, as applicable, you may contact us as follows:
Couchbase, Inc.
Attention: Corporate Secretary
3250 Olcott Street
Santa Clara, California 95054
Tel: (650) 417-7500
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Why is the Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote. We have decided to conduct the Annual Meeting on a virtual basis because we believe a virtual meeting improves communication and enables increased stockholder attendance and participation.
The virtual meeting technology that we use provides ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our Annual Meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an Annual Meeting of stockholders in person.
How can I submit a question during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/BASE2023, type your question into the “Ask a Question” field, and click “Submit.” Stockholders are permitted to submit questions during the annual meeting via the virtual meeting website that are in compliance with the meeting rules of conduct provided on the virtual meeting website and subject to a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 21, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Couchbase, Inc.
Attention: Corporate Secretary
3250 Olcott Street
Santa Clara, California 95054

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m. Pacific Time on February 2, 2024, and
•no later than 5:00 p.m. Pacific Time on March 3, 2024.
In the event that we hold our 2024 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m. Pacific Time on the 120th day prior to the day of our 2024 annual meeting, and
•no later than 5:00 p.m. Pacific Time on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board
Our board of directors currently consists of ten directors, nine of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of April 6, 2023, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Carol W. Carpenter (2)	II	55	Director	2020	2023	2026
Kevin J. Efrusy (3)	II	50	Director	2008	2023	2026
Jeff Epstein (1)(3)	II	66	Director	2015	2023	2026
Class I and Class III Directors
Alvina Y. Antar (3)	III	48	Director	2021	2024	—
David C. Scott (3)	III	61	Director	2018	2024	—
Richard A. Simonson (1)(2)	III	64	Director	2020	2024	—
Edward T. Anderson (1)	I	73	Director	2020	2025	—
Matthew M. Cain	I	45	Chair, President, Chief Executive Officer and Director	2017	2025	—
Lynn M. Christensen (2)	I	61	Director	2021	2025	—
Aleksander J. Migon (1)	I	43	Director	2020	2025	—

(1)    Member of audit committee
(2)     Member of nominating and corporate governance committee
(3)     Member of compensation committee

Nominees for Director
Carol W. Carpenter. Ms. Carpenter has served as a member of our board of directors since May 2021. Ms. Carpenter has been serving as Chief Marketing Officer of Unity Software Inc., a video game software development company, since February 2022. Prior to Unity, she served as the Chief Marketing Officer of VMware, Inc., a cloud computing and virtualization technology company, from June 2020 to February 2022. Prior to VMware, she served as Vice President, Product Marketing of Google Cloud Platform at Google, LLC, a technology company, from January 2017 to May 2020. Prior to Google Cloud, she served as Chief Executive Officer of ElasticBox Inc., a cloud computing company that has been acquired by CenturyLink, Inc., from January 2015 to December 2016. Ms. Carpenter has served on the board of directors of Dice Holdings Inc., a career website company, from June 2014 to January 2021. Ms. Carpenter holds an M.B.A. from Harvard University and a B.A. in Economics from Stanford University.
Ms. Carpenter was selected to serve on our board of directors because of her experience as an executive and director of technology companies.
Kevin J. Efrusy. Mr. Efrusy has served as a member of our board of directors since November 2008. Mr. Efrusy joined Accel Partners, a venture capital firm, in March 2003, where he currently serves as Partner focusing on software and consumer companies. Mr. Efrusy currently also serves on the board of directors of numerous privately-held companies. Mr. Efrusy holds an M.B.A. from Stanford Graduate School of Business, where he served on its management board from 2013 to 2019, and holds an M.S. and B.S. in Electrical Engineering and a B.A. in Economics from Stanford University.

Mr. Efrusy was selected to serve on our board of directors because of his extensive experience as a venture capital investor, his extensive experience as a director of publicly- and privately-held companies and his knowledge of technology companies.
Jeff Epstein. Mr. Epstein has served as a member of our board of directors since June 2015. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation, an enterprise software company, from September 2008 to April 2011. Prior to joining Oracle, Mr. Epstein served as chief financial officer of several public and private companies, including DoubleClick, an Internet advertising technology company which was acquired by Google LLC, at King World Productions, a television programming company which was acquired by CBS, and at Nielsen’s Media Measurement and Information Group, a data and measurement company. Mr. Epstein was a Co-Chief Executive Officer and Chief Financial Officer of Apex Technology Acquisition Corp., a blank check company formed for the purpose of mergers and acquisitions, which he joined in June 2019. Apex Technology Acquisition Corp. merged with Avepoint, Inc., a software vendor of SaaS solutions, in July 2021 and Mr. Epstein has served on its board of directors since then. Mr. Epstein has also served on the board of directors of Poshmark, Inc., a social commerce marketplace company, from April 2018 to January 2023, Okta, Inc., an identity and access management company, since June 2021, on the board of directors and as lead independent director of Twilio Inc., a cloud communications company, since July 2017 and on the board of directors of Shutterstock, Inc., a global provider of licensed imagery, from April 2012 to June 2021. Mr. Epstein holds a B.A. from Yale University and an M.B.A. from Stanford Graduate School of Business.
Mr. Epstein was selected to serve on our board of directors because of his experience as an executive and director of technology companies.
Class I and Class III Directors
Alvina Y. Antar. Ms. Antar has served as a member of our board of directors since December 2021. Ms. Antar has been serving as the Chief Information Officer at Okta, Inc., a leading digital identity provider, since August 2020. Prior to Okta, she served as the Chief Information Officer at Zuora, Inc., a cloud software company from August 2014 to August 2020 and previously spent 17 years at Dell Technologies Inc. in various leadership roles. She is a member of the Girls in Tech’s board of directors since June 2021. Ms. Antar holds a B.S. in Computer Science from the University of Houston.
Ms. Antar was selected to serve on our board of directors because of her operational experience with and knowledge of technology companies.
David C. Scott. Mr. Scott has served as a member of our board of directors since September 2018. He founded Nebulon, Inc., a cloud-managed storage company, in May 2018, where he currently serves as Executive Chairman and serves on its board of directors. Mr. Scott has served on the board of directors of numerous privately-held companies since June 2015. Previously in his career, Mr. Scott served as Senior Vice President and General Manager of Hewlett-Packard Storage at Hewlett-Packard Company, an information technology company, from September 2010 to March 2015, and from January 2001 to September 2010, as President and Chief Executive Officer at 3PAR Inc., a data storage and IT company where Mr. Scott advised the company through its initial public offering and ultimately its acquisition by Hewlett-Packard Company in September 2010. Mr. Scott holds an Honorary Doctorate in Engineering and a B.S. in Computer Science and Mathematics with Honors from University of Bristol.
Mr. Scott was selected to serve on our board of directors because of his extensive experience as a director of publicly- and privately-held companies and his knowledge of technology companies.

Richard A. Simonson. Mr. Simonson has served as a member of our board of directors since June 2020. He has also been serving on the board of directors of Electronic Arts Inc. (EA), a digital interactive entertainment company, since August 2006 and EverCommerce, Inc., a service commerce platform, since July 2021. Mr. Simonson has also been serving as Managing Partner of Specie Mesa LLC, an investment and advisory firm that focuses on high-growth technology companies, since July 2018. In addition to serving on the board of directors of numerous privately-held technology companies during his tenure at Specie Mesa, he also served on the board of directors of Silver Spring Networks, Inc., a smart grid company, from October 2009 to January 2018, where he assisted with its initial public offering in March 2013. Prior to Silver Spring, Mr. Simonson served as Executive Vice President and Chief Financial Officer of Sabre Corporation, a global travel and hospitality technology company, from March 2013 to July 2018, where he oversaw its initial public offering in April 2014. Prior to Sabre, Mr. Simonson was the President of Business Operations and Chief Financial Officer of Rearden Commerce, now known as Deem, Inc., a corporate travel management software company, from May 2011 to May 2012. From September 2001 to August 2010, Mr. Simonson held various executive roles at Nokia Corporation, a global telecommunications company based in Finland, including General Manager of Mobile Phones, Executive Vice President and Chief Financial Officer. Mr. Simonson holds an M.B.A. from University of Pennsylvania Wharton School of Business and a B.S. in Mining Engineering from Colorado School of Mines.
Mr. Simonson was selected to serve on our board of directors because of his significant operational experience as an executive with technology companies and his experience serving on the boards of directors of other publicly- and privately-held companies.
Edward T. Anderson. Mr. Anderson has served as a member of our board of directors since January 2020. Mr. Anderson founded two venture capital firms, North Bridge Venture Partners in May 1993, where he currently serves as a Managing Partner focusing on early-stage high-tech companies, and North Bridge Growth Equity in February 2007. Mr. Anderson currently serves on the board of directors of Lyra Therapeutics, Inc., a biotechnology company and MarkForged, Inc., an industrial additive manufacturing platform. Mr. Anderson holds an M.S. from Columbia Business School and a B.F.A. from University of Denver, where he has served on the board of trustees since 2011 and currently serves as chair on its Investment Committee.

Mr. Anderson was selected to serve on our board of directors because of his extensive experience as a venture capital investor, his knowledge of technology companies and his experience as a director of public companies. As previously announced, Mr. Anderson has notified us that he expects to resign from our board of directors effective as of our 2023 annual meeting of stockholders.
Matthew M. Cain. Mr. Cain has served as our President and Chief Executive Officer and a member of our board of directors since April 2017. Prior to joining us, he served as President of Worldwide Field Operations for Veritas Technologies LLC, a data management company, from April 2016 to October 2016, and as its Executive Vice President and Chief Product Officer from October 2014 to March 2016. Mr. Cain also previously held a variety of senior leadership positions at Symantec Corporation, a security software company, from February 2012 to September 2014, and at Cisco Systems, Inc., a networking solutions company, from July 2000 to August 2003 and August 2005 to January 2012. Mr. Cain holds an M.B.A. from Stanford Graduate School of Business and a B.S. in Electrical Engineering from Northwestern University.
Mr. Cain was selected to serve on our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer.
Lynn M. Christensen. Ms. Christensen has served as a member of our board of directors since May 2021. Prior to joining us, she held several positions at Workday, Inc., an enterprise resource planning software company, most recently as Chief of Staff for Products and Technology from December 2018 until her retirement in July 2020 and as SVP of Products from March 2015 to November 2018. Ms. Christensen holds an M.B.A. from San Francisco State University and a B.S. in Computer Information Systems from Arizona State University.
Ms. Christensen was selected to serve on our board of directors because of her operational experience with and knowledge of technology companies.

Aleksander J. Migon. Mr. Migon has served as a member of our board of directors since May 2020. Mr. Migon is a Managing Partner at GPI Capital, a growth equity investment firm, which he co-founded in April 2016. Prior to joining GPI Capital, Mr. Migon served as a Managing Director of Global Partnership Investing at BTG Pactual, an investment management firm, from April 2015 to May 2016. Prior to BTG Pactual, Mr. Migon served as a Portfolio Manager of Ontario Teachers’ Pension Plan, a pension fund, from August 2010 to April 2015, as a Corporate Development Consultant at George Weston Limited, a food processing and distribution business, from May 2009 to August 2010, as an Associate at Moore Capital Management LP, an investment management firm, from September 2007 to February 2008 and as an Associate at Merrill Lynch, an investment bank, from March 2004 to August 2007. Mr. Migon holds a B.Comm. in Economics and Finance from University of Toronto and is a CFA charterholder.
Mr. Migon was selected to serve on our board of directors because of his extensive experience as a growth equity investor.
Director Independence
Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that that each of Messrs. Anderson, Efrusy, Epstein, Migon, Scott and Simonson and Mses. Antar, Carpenter and Christensen, representing nine of our ten directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Matthew M. Cain is not considered an independent director because of such person’s position as our president and chief executive officer.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure and Role of Lead Independent Director
Mr. Cain, our President and Chief Executive Officer, serves as chair of our board and presides over meetings of our board, holds such other powers, and carries out such other duties as are customarily carried out by the chair of a board of directors.
Our board of directors has appointed Mr. Simonson to serve as our lead independent director. As lead independent director, Mr. Simonson presides over periodic meetings of our independent directors, serves as a liaison for our independent directors and performs such additional duties as our board of directors may otherwise determine or delegate.

As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Simonson’s role as lead independent director and Mr. Cain's role as chair of the board, as well as the independent committees of our board of directors, is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines, policies with respect to risk assessment and risk management and potential conflicts of interest. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices and the independence of the board.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Environmental, Social and Governance at Couchbase
ESG is among the many ways we put Our Values in action. Although all six values statements stand in support of our ESG vision, there are some, such as Be A Good Human, Act With Uncompromising Integrity and Make Tomorrow Better Than Today, that we believe are not only core to who we are, but are critical in earning the trust of our employees, customers, partners and shareholders, and are foundational to our success as a business.

That’s why our focus on ESG begins at the top - our nominating and corporate governance committee is responsible for overseeing ESG matters and receives regular updates on a variety of ESG topics. Updates are provided to our board at least annually. Mr. Cain, our chair, president and CEO, champions our ESG efforts, and Ms. Chow, our chief legal officer, provides oversight of the activities of our ESG working group, which consists of a cross-functional team that collaborates to define ESG strategy, identify priorities and advance initiatives.

Environmental

As a leader in database technology, we are an international company with a global reach, mindful that challenges like climate change should be tackled not just by governments but by innovative companies like ours. Along our journey, we recognize that we have an impact on the planet and its natural resources, and how we conduct our business can greatly increase or reduce this impact. Couchbase is committed to exploring ways to continually reduce its impact to Make Tomorrow Better Than Today, Starting Now.

Social

We amplify our social impact by cultivating a collaborative, diverse and inclusive culture and supporting our employees, customers, and communities to thrive. It all starts with our very first value: Be A Good Human, Always. This commitment is grounded in passionate advocacy for humanity and belonging. We will always strive to be good humans, and we do that by insisting that we live Our Values through authenticity, acceptance, and connection. We strive to not just state Our Values but demonstrate and live them throughout Couchbase.

Governance

As a public company, we are committed to strong corporate governance and effective board oversight. We believe that building trust and accountability is critical to our success and the long-term interest of our shareholders.

Governance includes corporate security and product security for our cutting-edge database solutions. Couchbase demonstrates commitment to security by setting forth policies, strategic direction, providing resources and empowering employees. Industry best practices and security by design are ingrained in our policies, procedures, software development practices and cloud operations.

Governance also includes data privacy, a key area of focus for Couchbase. We track global standards and laws to ensure we meet our commitments and obligations with respect to the privacy of our Couchbase community, customers and others who engage with our company. We strive to incorporate privacy by design and continuously review the requirements of data privacy laws that apply to our products and services.

Identifying ESG Priorities

Our ESG strategy will focus on five priorities identified by a recent materiality assessment based on both internal and external stakeholder perspectives:
•Data Privacy & Cybersecurity
•Employee Recruitment, Development & Retention
•Diversity, Equity & Inclusion
•Employee Engagement, Well-being & Satisfaction
•Business Ethics

We continue to advance our ESG priorities and strategies in consultation with the nominating and corporate governance committee.

Board Diversity
In August 2021, the SEC approved Nasdaq’s proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq-listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq-listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self-identifies as either female, an under-represented minority or LGBTQ+. We have been and continue to be in compliance with Nasdaq’s diversity requirement for the fiscal years 2022 and 2023, as demonstrated by the board diversity matrix below, which presents the board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (as of April 6, 2023)
Total Number of Directors	10
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	2
Part II: Demographic Background
Asian	1	-	—
White	2	4	—
Two or More Races or Ethnicities	—	1	—
LGBTQ+	1
Did Not Disclose Demographic Background	2

Board Diversity Matrix (as of May 9, 2022)
Total Number of Directors	10
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	2
Part II: Demographic Background
Asian	1	—	—
White	2	4	—
Two or More Races or Ethnicities	—	1	—
LGBTQ+	1
Did Not Disclose Demographic Background	2

Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee
The current members of our audit committee are Messrs. Anderson, Epstein, Migon and Simonson. Mr. Simonson is the chair of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that Messrs. Anderson, Epstein, Migon and Simonson are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management, including cybersecurity risk;
•reviewing related party transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at investors.couchbase.com. During fiscal 2023, our audit committee held seven meetings.
Compensation Committee
The current members of our compensation committee are Messrs. Efrusy, Epstein and Scott and Ms. Antar. Mr. Efrusy is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers; administering our equity compensation plans;
•reviewing and approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans; and establishing and reviewing general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at investors.couchbase.com. During fiscal 2023, our compensation committee held six meetings.

During fiscal 2023, our compensation committee engaged the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. Compensia does not provide any services to us other than the services provided to our compensation committee. Our compensation committee has assessed the independence of Compensia pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Compensia from independently representing the compensation committee.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Mr. Simonson and Mses. Carpenter and Christensen. Ms. Carpenter is the chair of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•evaluating the performance of our board of directors and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees; reviewing developments in corporate governance practices and reporting;
•evaluating the adequacy of our corporate governance practices and reporting;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•overseeing our practices with respect to environmental, social and governance matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at investors.couchbase.com. During fiscal 2023, our nominating and corporate governance committee held six meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended January 31, 2023, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Nine of our directors attended last year's annual meeting.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under the applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in an executive session without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in an executive session on a periodic basis.

Compensation Committee Interlocks and Insider Participation
During fiscal 2023, the members of our compensation committee meeting were Messrs. Efrusy, Epstein, Scott and Migon (until May 2022) and Ms. Antar (since May 2022). None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. Some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Couchbase, Inc., 3250 Olcott Street, Santa Clara, California 95054, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2024 Annual Meeting.”

Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Legal Officer by mail to our principal executive offices at Couchbase, Inc., 3250 Olcott Street, Santa Clara, California 95054. Our Chief Legal Officer or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Legal Officer or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chair of the board or lead independent director, if there is not an independent chair of the board. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, RSUs and other compensatory awards issued to such individuals by us), (3) otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at investors.couchbase.com. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
In connection with our initial public offering, we adopted an outside director compensation policy for our non-employee directors, which was amended and restated in December 2021. Under our outside director compensation policy, non-employee directors will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings as well as continuing director education.
Cash Compensation
Under our outside director compensation policy, each non-employee director is paid an annual cash retainer of $30,000, which is paid quarterly in arrears on a prorated basis.

Under the policy, each non-employee director will be eligible to earn additional annual cash compensation (paid quarterly in arrears on a prorated basis) for their additional services as follows:

Chair of the Board	$20,000
Lead Independent Director	$15,000
Chair of Audit Committee	$20,000
Member of Audit Committee	$10,000
Chair of Compensation Committee	$12,000
Member of Compensation Committee	$6,000
Chair of Nominating Committee	$7,500
Member of Nominating Committee	$3,750
For clarity, each non-employee director who serves as the chair of a committee shall receive only the additional annual cash fee as the chair of the committee, and not the additional annual cash fee as a member of the committee.
Each non-employee director may elect to receive his or her cash retainers in the form of fully vested restricted stock units (“RSUs”).  An electing non-employee director will be granted a quarterly fully-vested RSU award having a value equal to the quarterly portion of the annual cash retainer and/or any committee annual cash retainer that the non-employee director would have received absent an election, rounded down to the nearest whole share.  Each election must remain in place for a minimum of a full fiscal year. In addition, we have implemented an RSU deferral program, under which each of our non-employee director may to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. Additionally, for any automatic equity grant in the form of RSUs, the director may elect in accordance with federal tax laws when he or she will receive payout of his or her vested RSUs and defer income taxation until the award is paid. An election to defer the payout of vested RSUs is not intended to increase the value of the payout to the non-employee director, but rather to give the non-employee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any vested RSUs will not alter the other terms of the award, including the vesting requirements.
Equity Compensation
Initial Award.  Each individual who first becomes an outside director following our initial public offering will be granted an award of RSUs (an “Initial Award”) covering a number of shares having a value of $300,000, rounded down to the nearest whole share.  The Initial Award will be automatically granted on the first trading date on or after the date on which such individual first becomes an outside director (the “Start Date”), whether through election by the stockholders of the company or appointment by the Board to fill a vacancy.  If an individual was a member of the Board and also an employee, becoming an outside director due to termination of employment will not entitle the outside director to an Initial Award. Each Initial Award will vest as to 1/3 of the shares subject to the Initial Award on each anniversary of the date the applicable director's service commenced.
Pro-Rated Annual Award. If an individual's Start Date is not on the date of one of the company's annual meetings of stockholders, such director shall automatically be granted a pro-rated annual award (a “Pro-Rated Annual Award”). If such individual's Start Date is the date of an annual meeting, then the director shall receive an annual award (as described below). Pro-Rated Annual Awards consist of RSUs covering a number of shares having a value of (x) $170,000 multiplied by (y) the fraction obtained by dividing (A) the number of full months during the period beginning on the start date and ending on the one-year anniversary of the date of the then-most recent annual meeting by (B) 12. The Pro-Rated Annual Award will vest on the earlier of (i) the one-year anniversary of the date the Pro-Rated Annual Award is granted or (ii) the day prior to the date of the annual meeting next following the date the Pro-Rated Annual Award is granted.

Annual Award.  On the date of each of our annual meetings of stockholders following our initial public offering, each outside director will be automatically granted an award of RSUs covering a number of shares having a value of $170,000, rounded down to the nearest whole share. Each such annual award will vest on the earlier of (i) the one-year anniversary of the date such annual award is granted or (ii) the day prior to the date of the annual meeting next following the date such annual award granted.
Director Compensation for Fiscal 2023
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended January 31, 2023. Directors who are also our employees receive no additional compensation for their service as directors. During fiscal 2023, Mr. Cain was an employee and executive officer of the company and therefore did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Cain’s compensation.

Name	Fees Paid or Earned in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
Edward T. Anderson	37,283	210,095	—	247,378
Kevin J. Efrusy	42,000	210,095	—	252,095
Jeff Epstein	46,000	210,095	—	256,095
Aleksander J. Migon	38,913	210,095	—	249,008
Rob Rueckert (3)	10,190	—	—	10,190
David C. Scott	35,999	210,095	—	246,094
Richard A. Simonson	68,751	210,095	—	278,846
Lynn M. Christensen	35,448	210,095	—	245,543
Carol W. Carpenter	36,481	210,095	—	246,576
Alvina Y. Antar	34,370	210,095	—	244,465

(1)    Represents the annual cash retainers paid to each director. In addition, each of Mr. Anderson, Mr. Migon, Mr. Simonson and Ms. Christensen elected to receive RSUs in lieu of quarterly cash retainers under our outside director compensation policy. Amounts for such directors reflect the cash fees forgone at the election of the director to receive the following RSU awards: Mr. Anderson, 1,897 RSUs; Mr. Migon, 2,013 RSUs; Mr. Simonson, 3,594 RSUs; and Ms. Christensen, 1,885 RSUs. Such amounts were determined by dividing the applicable amount of the cash fees by the average of the closing trading price of our common stock for the 30 calendar days ending prior to the date of each quarterly grant.
(2)    Represents the aggregate grant date fair value of RSUs or stock options granted to the director during fiscal 2023, computed in accordance with FASB ASC Topic No. 718. The assumptions used in calculating the grant-date fair value of the RSUs and stock options reported in this column are set forth in Note 10 to our consolidated financial statements included in our annual report on Form 10-K filed on March 29, 2023.
(3)     Mr. Rueckert resigned from our board of directors in May 2022.
The following table lists all outstanding equity awards held by non-employee directors as of January 31, 2023:

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Edward T. Anderson	13,556	—
Kevin J. Efrusy	11,659	—
Jeff Epstein	11,659	161,623
Aleksander J. Migon	13,672	—
Rob Rueckert	—	—
David C. Scott	11,659	121,623
Richard A. Simonson	11,659	80,000
Lynn M. Christensen	11,659	44,000
Carol W. Carpenter	11,659	44,000
Alvina Y. Antar	16,667	—

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of ten members and is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class II directors named in this proxy statement will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Carol W. Carpenter, Kevin J. Efrusy and Jeff Epstein as nominees for election as Class II directors at the Annual Meeting. If elected, each of Messrs. Efrusy and Epstein and Ms. Carpenter will serve as a Class II director until the 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Messrs. Efrusy and Epstein and Ms. Carpenter have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending January 31, 2024. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2023.
At the Annual Meeting, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024. Our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then our audit committee may reconsider the appointment. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for our fiscal years ended January 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$1,248,400	$2,436,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	4,150	1,800
Total Fees	$1,252,550	$2,438,500

(1)    “Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements and related audit services that are normally provided by the independent registered public accountants in connection with regulatory filings or audit engagements for those fiscal years. For the fiscal year ended January 31, 2022, this category also includes fees for services incurred in connection with our initial public offering.
(2)    “All Other Fees” consist of subscription fees for online accounting research software and applications.
Auditor Independence
In fiscal 2023, there were no other professional services provided by PricewaterhouseCoopers LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by PricewaterhouseCoopers LLP for our fiscal years ended January 31, 2023 and 2022 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Couchbase’s financial reporting process, Couchbase’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Couchbase’s consolidated financial statements. Couchbase’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Couchbase’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Couchbase’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP;
•discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Couchbase’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Richard A. Simonson (Chair), Edward T. Anderson, Aleksander J. Migon and Jeff Epstein
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Couchbase under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Couchbase specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of April 6, 2023.

Name	Age	Position
Matthew M. Cain	45	President, Chief Executive Officer and Director
Greg Henry	52	Senior Vice President and Chief Financial Officer
Margaret Chow	40	Senior Vice President, Chief Legal Officer and Corporate Secretary
Huw Owen	46	Senior Vice President and Chief Revenue Officer
For Mr. Cain’s biography, see the section above titled “Board of Directors and Corporate Governance—Nominees for Director.”
Greg Henry. Mr. Henry has served as our Senior Vice President and Chief Financial Officer since November 2016. Prior to joining us, he served as Senior Vice President of Finance at ServiceNow, Inc., an enterprise operations software company, from May 2015 to November 2016. Prior to ServiceNow, Mr. Henry held various senior executive financial positions at General Electric Healthcare, a medical technology and solutions company, from 2001 to 2015. Previously in his career, he served as a Finance Manager at Legion Insurance Company, an insurance company, from 1998 to 2001 and as an auditor at Ernst & Young LLP, an accounting firm, from 1994 to 1998. Mr. Henry holds a B.B.A. in Accounting from University of Wisconsin-Madison School of Business. He is also a C.P.A. (inactive).

Margaret Chow. Ms. Chow has served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since March 2020. Prior to joining us, she was with Medallia, Inc., a customer experience management software company, from February 2014 to December 2019, where she served most recently as Vice President and Deputy General Counsel and advised the company through its initial public offering. Prior to Medallia, Ms. Chow served as Associate General Counsel at UsableNet, Inc., a website accessibility and digital transformation company, from April 2011 to January 2014. Previously in her career, Ms. Chow was an Associate at Davis Polk and Wardwell LLP, a law firm. Ms. Chow holds a J.D. from Yale Law School, a B.A. in Molecular Cell Biology—Biochemistry and Molecular Biology and a B.A. in Economics from University of California, Berkeley.
Huw Owen. Mr. Owen has served as our Senior Vice President and Chief Revenue Officer since June 2022. Prior to this, Mr. Owen served as our Vice President and General Manager - EMEA and APJ since September 2018. Prior to joining us, Mr. Owen served as Regional Vice President of Tanium Inc., a cybersecurity and systems management company, from February 2017 until September 2018. Prior to this, Mr. Owen held various international sales leadership roles at Veritas, Symantec, Lenovo and Good Technology. Mr. Owen holds a B.A., Hons degree in Business Studies from Leicester Business School, De Montfort University.

EXECUTIVE COMPENSATION
Process and Procedure for Compensation Decisions

Our compensation committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, the compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. In fiscal 2023, the compensation committee retained Compensia, a national compensation consultant, to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation and to assess how our compensation practices compared to the compensation practices of other companies, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Summary Compensation Table for Fiscal 2023
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2023 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Matthew M. Cain Chair, President and Chief Executive Officer	2023	485,000	750,000	—	—	582,000	2,000	1,819,000
	2022	450,000	—	1,944,600	3,531,991	371,500	1,500	6,299,591
Greg Henry Senior Vice President and Chief Financial Officer	2023	400,000	—	2,654,314	—	312,000	2,000	3,368,314
	2022	350,000	—	1,101,940	706,391	198,000	1,500	2,357,831
Huw Owen Senior Vice President and Chief Revenue Officer (4)	2023	511,651	—	6,382,878	—	410,980	40,902	7,346,411

(1)    The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant-date fair value of the awards granted to our named executive officers in fiscal 2023 and 2022, calculated in accordance with ASC Topic 718, rather than the amounts paid or realized by such named executive officers. The assumptions used in calculating the grant-date fair value of the RSUs and stock options reported in this column are set forth in Note 10 to our consolidated financial statements included in our annual report on Form 10-K filed on March 29, 2023.
(2)    The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the annual cash bonuses that were earned by each named executive officer in fiscal 2023 under our executive incentive compensation plan and in fiscal 2022 under an executive bonus plan. See the section titled “—Non-Equity Incentive Plan Awards” for additional information on our executive incentive compensation plan and executive bonus plan.
(3)    "All Other Compensation” column for each of Messrs. Cain and Henry include matching contributions made to their accounts under our 401(k) plan in fiscal 2023 and 2022. The amount reported for Mr. Owen includes contributions to his pension of $15,605, payments totaling $15,637 for family travel reimbursement and a payment of $9,660 for tax gross-ups in fiscal 2023.
(4)    Mr. Owen became a named executive officer in fiscal 2023. "Salary," "Non-Equity Incentive Plan Compensation" and amounts in "All Other Compensation" for Mr. Owen were paid in British pounds and have been converted to U.S. dollars using the conversion rate as of January 31, 2023 at USD $1.231365 per £1. Salary amount represents actual salary and commission earned during the full fiscal year of employment with the Company, inclusive of the period prior to his appointment as Chief Revenue Officer.

Non-Equity Incentive Plan Awards
Each of our executive officers is eligible for an annual bonus under our non-equity incentive plan and has an established target bonus amount as set forth in the section titled “Executive Compensation—Employment Arrangements.” For fiscal 2023, our board of directors determined each eligible named executive officer’s actual bonus based upon an assessment of achievement of corporate goals, which included certain financial metrics. Amounts payable for fiscal 2023 represent applicable achievement at 120% of target for fiscal 2023.

Performance Stock Unit Program
On January 26, 2022, upon the recommendation of our compensation committee, our board of directors approved a one-time performance-based equity program, supplementing our traditional equity program for the leadership. The intent of this program is to focus executives on driving stockholder value creation with aggressive stock price milestones, while maximizing retention of the leadership at a critical time for us and our specific industry sector in general. Our named executive officers received performance-based RSUs (“PSUs”) as follows:

Named Executive Officer	PSUs Granted (#)
Matthew M. Cain	300,000
Greg Henry	170,000
Huw Owen	50,000
Effective as of March 22, 2023, our board amended the performance goals for PSUs.
These amendments replaced the stock price hurdles established for the PSUs with new performance goals relating to our financial metrics, performance on efficient growth and Couchbase Capella, our fully-managed database-as-a-service offering, during the period beginning on February 1, 2023 and ending on January 31, 2028. We believe that full achievement of these new goals will be challenging, but partial achievement of the new goals is more reasonably attainable.
If a performance goal is satisfied, the PSUs subject to that goal will vest on the participant’s continued service through the next Couchbase quarterly vesting date following the achievement of the milestone.
If a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan, the “Plan”) occurs before vesting of these PSU awards, any PSUs for which the performance goals are not met prior to the Change in Control will turn into time-based awards vesting as to 1/12 of all such PSUs over the period of approximately 3-years following the amendment.
As revised, the PSUs are intended to improve our performance by incentivizing achievement of challenging milestones and enhancing retention. We will continue to review executive compensation annually as part of its regular compensation review cycle.
Employment Arrangements
Matthew M. Cain
We entered into a confirmatory employment letter with Mr. Cain. Mr. Cain’s current annual base salary is $510,000. For the fiscal year ended January 31, 2023, Mr. Cain’s annual base salary was $485,000. For fiscal 2024, Mr. Cain is eligible for an annual target cash incentive payment equal to $510,000.
Greg N. Henry
We entered into a confirmatory employment letter with Mr. Henry. Mr. Henry’s current annual base salary is $425,000. For the fiscal year ended January 31, 2023, Mr. Henry’s annual base salary was $400,000. For fiscal 2024, Mr. Henry is eligible for an annual target cash incentive payment equal to $276,250.
Huw Owen
We entered into a confirmatory employment agreement with Mr. Owen in 2022. Mr. Owen’s current annual base salary is $449,448. For the fiscal year ended January 31, 2023, Mr. Owen’s annual salary was $511,651, which amount is inclusive of earned commissions and salary for the period prior to his appointment as Chief Revenue Officer. For fiscal 2024, Mr. Owen is eligible for an annual target cash incentive payment equal to $382,031. Mr. Owen is paid in British pounds and amounts have been converted to U.S. dollars using the conversion rate as of January 31, 2023 at USD $1.231365 per £1.

Outstanding Equity Awards at Fiscal 2023 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of January 31, 2023.

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Matthew M. Cain	1/26/2022 (4)	—	—	—	—	—	—	300,000	4,437,000
	3/9/2021 (5)	191,674	208,325	21.40	3/9/2031	—	—	—	—
	6/23/2020 (6)	218,761	81,238	7.75	6/23/2030	—	—	—	—
	6/13/2019 (7)	78,333	1,666	7.48	6/13/2029	—	—	—	—
	4/2/2018 (8)	60,000	—	7.45	4/2/2028	—	—	—	—
	4/24/2017 (8)	1,219,402	—	5.48	4/23/2027	—	—	—	—
Greg Henry	3/1/2022 (10)(13)	—	—	—	—	108,975	1,611,740	—	—
	1/26/2022 (4)(13)	—	—	—	—	—	—	170,000	2,514,300
	3/9/2021 (5)(14)	38,348	41,651	21.40	3/9/2031	—	—	—	—
	6/23/2020 (6)(15)	14,587	5,412	7.75	6/23/2030	—	—	—	—
	6/13/2019 (7)(16)	39,167	833	7.48	6/13/2029	—	—	—	—
	4/2/2018 (8)(17)	25,999	—	7.45	4/2/2028	—	—	—	—
	11/29/2016 (8)(18)	293,218	—	4.68	11/28/2026	—	—	—	—
Huw Owen	6/27/2022 (11)	—	—	—	—	226,644	3,352,065	—	—
	6/8/2022 (11)	—	—	—	—	97,132	1,436,582	—	—
	3/1/2022 (10)	—	—	—	—	18,161	268,601	—	—
	1/26/2022 (4)	—	—	—	—	—	—	50,000	739,500
	3/9/2021 (5)	4,791	5,209	21.40	3/9/2031	—	—	—	—
	9/17/2020 (12)	12,083	7,917	9.95	9/17/2030	—	—	—	—
	9/18/2019 (9)	34,166	5,834	7.55	9/18/2029	—	—	—	—
	12/12/2018 (8)	40,000	—	7.45	12/12/2028	—	—	—	—

(1)    Unless otherwise noted, these outstanding equity awards were granted pursuant to our 2008 Plan or 2018 Plan, as applicable.
(2)    The market value of shares is calculated based on the closing price of common stock on Nasdaq on January 31, 2023, which was $14.79 per share.

(3)    These outstanding equity awards were granted pursuant our 2021 Plan.
(4)    The shares underlying the PSUs will vest in in accordance with performance goals relating to our performance-related financial metrics and Couchbase Capella during the period beginning on February 1, 2023 and ending on January 31, 2028. As of January 31, 2023, none of the PSUs were earned. For additional information on the PSUs, see section above titled “—Stock Price Achievement Restricted Stock Unit Program”.
(5)    The shares underlying this stock option vest as to 1/4th of the total shares on the one-year anniversary of February 1, 2022 and as to 1/48th of the total shares on a monthly basis thereafter, subject to continued employment with us through each vesting date, and is subject to acceleration upon a qualifying termination in connection with a change in control (as defined in the award agreement).
(6)    The shares underlying this stock option vest as to 1/4th of the total shares on the one-year anniversary of February 1, 2020 and as to 1/48th of the total shares on a monthly basis thereafter, subject to continued employment with us through each vesting date, and is subject to acceleration upon a qualifying termination in connection with a change in control (as defined in the award agreement).
(7)    The shares underlying this stock option vest as to 1/4th of the total shares on the one-year anniversary of February 1, 2019 and as to 1/48th of the total shares on a monthly basis thereafter, subject to continued employment with us through each vesting date, and is subject to acceleration upon a qualifying termination in connection with a change in control (as defined in the award agreement).
(8)    The shares underlying this stock option was fully vested as of January 31, 2023.
(9)    The shares underlying this stock option vest as to 1/4th of the total shares on the one-year anniversary of August 1, 2020 and as to 1/48th of the total shares on a monthly basis thereafter, subject to continued employment with us through each vesting date, and is subject to acceleration upon a qualifying termination in connection with a change in control (as defined in the award agreement).
(10) The shares underlying the RSUs vest as to 1/16th of the total shares on each quarterly vesting date that occurs after March 15, 2022. Quarterly vesting dates will fall on the first trading day on or after March 15th, June 15th, September 15th and December 15th.
(11)    The shares underlying the RSUs vest as to 1/16th of the total shares on each quarterly vesting date that occurs after June 15, 2022. Quarterly vesting dates will fall on the first trading day on or after March 15th, June 15th, September 15th and December 15th.
(12)     The shares underlying this stock option vest as to 1/4th of the total shares on the one-year anniversary of August 1, 2021 and as to 1/48th of the total shares on a monthly basis thereafter, subject to continued employment with us through each vesting date, and is subject to acceleration upon a qualifying termination in connection with a change in control (as defined in the award agreement).
(13)    On March 21, 2022, Mr. Henry transferred for no consideration all shares subject to this grant to the Henry Family Trust for estate planning purposes. Mr. Henry is trustee of the Henry Family Trust.
(14)    On March 21, 2022, Mr. Henry transferred for no consideration the stock option to purchase 69,941 shares to the Henry Family Trust for estate planning purposes.
(15)    On March 21, 2022, Mr. Henry transferred for no consideration the stock option to purchase 9,166 shares to the Henry Family Trust for estate planning purposes.
(16)    On March 21, 2022, Mr. Henry transferred for no consideration the stock option to purchase 24,534 shares to the Henry Family Trust for estate planning purposes.
(17)    On March 21, 2022, Mr. Henry transferred for no consideration the stock option to purchase 18,416 shares to the Henry Family Trust for estate planning purposes.
(18)    On March 21, 2022, Mr. Henry transferred for no consideration the stock option to purchase 207,658 shares to the Henry Family Trust for estate planning purposes.

Potential Payments upon Termination or Change-in-Control
During fiscal 2022, we entered into a change in control and severance agreement with Mr. Cain and Mr. Henry that provides for the severance and change in control benefits as described below. We entered into a change in control and severance agreement with Mr. Owen during fiscal 2023. Each change in control and severance agreement supersedes any prior agreement or arrangement the named executive officer may have had with us that provides for severance and/or change in control payments or benefits.
In the event of an “qualified termination” of the employment of the named executive officer, which generally includes a termination of employment by the named executive officer in a “constructive termination” or by us for a reason other than “cause,” death or “disability” (as such terms are defined in the named executive officer’s change in control and severance agreement), that occurs outside the change in control period (as described below), then the named executive officer will be entitled to the following payments and benefits:
•Continuing payments of the named executive officer’s base salary as in effect immediately prior to their qualified termination of employment, as follows:
◦12 months in the case of Mr. Cain;
◦6 months in the case of any other named executive officer whose tenure was less than 2 years;
◦9 months in the case of any other named executive officer whose tenure was greater or equal to 2 years, but less than 3 years; and
◦12 months in the case of any other named executive whose tenure was greater or equal to 3 years.

•Company-paid continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, for up to the same period as the salary continuation period.
If such qualified termination occurs within a period beginning 30 days prior to and ending 12 months following a “change in control” (as defined in the named executive officer’s change in control and severance agreement) (such period, the “change in control period”), then the named executive officer will be entitled to the following payments and benefits:
•A lump sum payment equal to 12 months of the named executive officer’s base salary, generally as in effect immediately prior to their qualified termination;
•Company-paid continued health coverage under COBRA for up to 12 months;
•A lump sum payment equal to such named executive officer’s annual target bonus, prorated for the period of service in the case of any named executive officer other than Mr. Cain;
•100% accelerated vesting of all outstanding equity awards subject to time-based vesting.
Any acceleration of outstanding equity awards subject to performance-based vesting will be determined by the terms of the award agreement for each such equity award.
The receipt of the payments and benefits provided for under the named executive officer’s change in control and severance agreement described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement, which may include certain non-solicitation provisions effective during the severance term and non-disparagement provisions, and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment.
In addition, if any of the payments or benefits provided for under the named executive officer’s change in control and severance agreement or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The change in control and severance agreements do not require us to provide any tax gross-up payments to the named executive officers.
401(k) Plan
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. We are permitted to make discretionary matching contributions under our 401(k) plan.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 31, 2023.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2008 Equity Incentive Plan (1)	3,485,173	$5.50	—
2018 Equity Incentive Plan (1)	4,334,307	$13.09	—
2021 Equity Incentive Plan (2)	4,502,982	—	2,063,716
2021 Employee Stock Purchase Plan (3)	—	—	954,159
Equity compensation plans not approved by security holders
2023 Inducement Equity Incentive Plan (4)	—	—	1,300,000
Total	12,322,462	—	4,317,875

(1)     As a result of our initial public offering and the adoption of the 2021 Plan, we no longer grant awards under the 2008 Plan and 2018 Plan; however, all outstanding awards under the 2008 Plan and 2018 Plan remain subject to the terms of such plans. The number of shares underlying stock options granted under the 2008 Plan and 2018 Plan that expire or terminate or are forfeited or repurchased by the company under the 2008 Plan and 2018 Plan, tendered to or withheld by the company for payment of an exercise price or for tax withholding, or repurchased by the company due to failure to vest will be automatically added to the 2021 Plan.
(2)     Our 2021 Plan provides that the number of shares of common stock available for issuance under the 2021 Plan will automatically increase on the first day of each fiscal year beginning with the 2013 fiscal year, in an amount equal to the least of (i) 4,120,000 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator may determine.
(3)     Our 2021 Employee Stock Purchase Plan, or the ESPP, provides that the number of shares of our common stock available for issuance under the ESPP will automatically increase on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of (i) 830,000 shares, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator may determine.
(4)    Our 2023 Inducement Equity Incentive Plan provides that the maximum aggregate number of shares that may be issued is 1,300,000.

12.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 6, 2023 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 46,007,163 shares of our common stock outstanding as of April 6, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 6, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 6, 2023 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Couchbase, Inc., 3250 Olcott Street, Santa Clara, California 95054.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with Accel (1)	5,933,755	12.9%
Entities affiliated with North Bridge (2)	4,676,256	10.2%
GPI Capital Gemini HoldCo LP (3)	4,369,543	9.5%
The Vanguard Group (4)	2,590,492	5.6%
EVR Research LP (5)	2,372,155	5.2%
Enitities affiliated with Baron Capital Group, Inc. (6)	2,354,581	5.1%
Named Executive Officers and Directors:
Matthew M. Cain (7)	1,846,999	3.9%
Greg Henry (8)	429,018	*
Huw Owen (9)	121,233	*
Edward T. Anderson (10)	4,721,690	10.3%
Alvina Y. Antar (11)	16,292	*
Carol W. Carpenter (12)	34,575	*
Lynn M. Christensen (13)	36,990	*
Kevin J. Efrusy (14)	3,258,542	7.1%
Jeff Epstein (15)	168,282	*
Aleksander J. Migon (16)	14,300	*
David C. Scott (17)	133,282	*
Richard A. Simonson (18)	74,666	*
All directors and executive officers as a group (13 persons) (19)	11,006,430	22.5%

*    Represents less than 1%.
(1)    Based solely on a Form 4 filed with the SEC on March 15, 2023, consists of: (i) 2,022,312 shares held of record by Accel Growth Fund II L.P., (ii) 146,484 shares held of record by Accel Growth Fund II Strategic Partners L.P., (iii) 217,110 shares held of record by Accel Growth Fund Investors 2013 L.L.C., (iv) 314,330 shares held of record by Accel Investors 2008 LLC, (v) 3,005,754 shares held of record by Accel X L.P. and (vi) 227,765 shares held of record by Accel X Strategic Partners L.P. Kevin J. Efrusy is a Managing Member of Accel X Associates L.L.C., or A10A, which is the General Partner of both Accel X L.P. and Accel X Strategic Partners L.P., and has the sole voting and investment power. Andrew G. Braccia, Kevin J. Efrusy, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock and Richard P. Wong are the Managing Members of Accel Investors 2008 L.L.C., and therefore share the voting and investment powers. Accel Growth Fund II Associates L.L.C., or AGF2A, is the General Partner of both Accel Growth Fund II L.P. and Accel Growth Fund II Strategic Partners L.P., and has the sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the Managing Members of AGF2A and share such powers. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the Managing Members of Accel Growth Fund Investors 2013 L.L.C., and therefore share the voting and investment powers. Each general partner or manager disclaims beneficial ownership except to the extent of their pecuniary interest therein. The address for all Accel entities listed above is 500 University Avenue, Palo Alto, California 94301.
(2)    Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, consists of: 1,987,084 shares held of record by North Bridge Venture Partners VI, L.P., or NBVP VI, and 2,689,172 shares held of record by North Bridge Venture Partners 7, L.P., or NBVP 7. North Bridge Venture Management VI, L.P., or NBVM VI, is the sole general partner of NBVP VI. North Bridge Venture Management 7, L.P., or NBVM 7, is the sole general partner of NBVP 7. NBVM GP, LLC, or NBVM GP, is the sole general partner of each of NBVM VI and NBVM 7. Each of Mr. Anderson, a member of our board of directors, and Richard A. D’Amore are the managing members of NBVM GP and may be deemed to have shared voting and dispositive power over the shares held by each of NBVP VI and NBVP 7. Each of Messrs. Anderson and D’Amore, NBVM VI, NBVM 7 and NBVM GP disclaims beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein, if any. The address for all North Bridge entities is 60 William Street, Suite 350, Wellesley, Massachusetts 02481.
(3)    Based solely on a Schedule 13G/A filed with the SEC on February 13, 2023, consists of: 4,369,543 shares held of record by GPI Capital Gemini HoldCo LP, or GPI. GPI Capital LLC is the sole member of GPI GP Limited, which is the general partner of GPI GP LP, which is the general partner of GPI. Mr. Migon is a member of our board of directors, and Mr. Migon, William T. Royan and Khai Ha are Managing Partners and members of the Investment Committee of GPI Capital, LLC and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by GPI. Messrs. Migon, Royan and Ha disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for GPI is 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105.

(4)    Based solely on a Schedule 13G filed with the SEC on February 9, 2023, consists of: 2,590,492 shares held of record by The Vanguard Group. The address for each of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This stockholder has sole dispositive power with respect to 2,528,326 of such shares and shared dispositive power over 45,659 of such shares.
(5)    Based solely on a Schedule 13G/A filed with the SEC on February 13, 2023, consists of: 2,372,155 shares held of record by EVR Research LP, a Delaware limited partnership (the “Firm”) and EVR Master Fund, LP, a Cayman Islands exempted limited partnership (“EVR Master”). Benjamin Wolf Joffe is the managing member of the general partner of the Firm and exercises investment discretion with respect to the securities held by the EVR Master. The address for the Firm is: 411 Libbie Avenue, Suite 3, Richmond, VA 23226. The address for EVR Master is: 411 Libbie Avenue, Suite 3, Richmond, VA 23226. This stockholder has sole dispositive power with respect to none of the shares and shared dispositive power over all of the shares.
(6)    Based solely on a Schedule 13G filed with the SEC on February 14, 2023, consists of: 2,162,854 shares held of record by BAMCO, Inc., or BAMCO, and 191,727 shares held of record by Baron Capital Management, Inc. or BCM. BAMCO and BCM are subsidiaries of Baron Capital Group, Inc., or BCG. Ronald Baron owns a controlling interest in BCG. This stockholder has sole dispositive power with respect to none of the shares and shared dispositive power over all of the shares.
(7)    Consists of: (i) 4,250 shares held of record by Mr. Cain and (ii) 1,842,749 shares subject to stock options held by Mr. Cain exercisable within 60 days of April 6, 2023.
(8)    Consists of: (i) 1,000 shares held by Mr. Henry, (ii) 117,335 shares subject to stock options held by Mr. Henry that are exercisable within 60 days of April 6, 2023, (iii) 5,447 shares held by The Henry Family Trust, of which Mr. Henry serves as trustee, and (iv) 305,236 shares subject to stock options held by The Henry Family Trust that are exercisable within 60 days of April 6, 2023.
(9)    Consists of: (i) 22,901 shares held by Mr. Owen and (ii) 98,332 shares subject to stock options held by Mr. Owen that are exercisable within 60 days of April 6, 2023.
(10)    Consists of: (i) such shares of common stock held by the entities affiliated with North Bridge Venture Partners identified in footnote 2 above, (ii) 31,250 shares held of record by Mr. Anderson, and (iii) 14,184 shares issuable upon settlement of RSUs to Mr. Anderson within 60 days of April 6, 2023. Mr. Anderson is a member of our board of directors and an affiliate of North Bridge Venture Partners.
(11)    Consists of (i) 4,633 shares held by Ms. Antar and (ii) 11,659 shares issuable upon settlement of RSUs to Ms. Antar within 60 days of April 6, 2023.
(12)    Consists of (i) 11,659 shares issuable upon settlement of RSUs to Ms. Carpenter within 60 days of April 6, 2023 and (ii) 22,916 shares subject to stock options held by Ms. Carpenter that are exercisable within 60 days of April 6, 2023.
(13)    Consists of (i) 2,415 shares held by Ms. Christensen, (ii) 11,659 shares issuable upon settlement of RSUs to Ms. Christensen within 60 days of April 6, 2023, and (iii) 22,916 shares subject to stock options held by Ms. Christensen that are exercisable within 60 days of April 6, 2023.
(14)    Consists of (i) such shares listed in subparts (v) and (vi) within footnote 1 above, which are held of record by Accel X L.P. and Accel X Strategic Partners L.P. and pursuant to which Mr. Efrusy shares voting and investment power, (ii) 11,659 shares issuable upon settlement of RSUs to Mr. Efrusy within 60 days of April 6, 2023 and (iii) 13,364 shares held by The Efrusy Family Trust u/a/d 10/21/2005. This footnote 14 does not include the additional shares listed in subparts (i) through (iv) within footnote 1 above because Mr. Efrusy is not a Managing Member of the applicable entities thereto and does not shares voting and investment power over such shares. Mr. Efrusy is a member of our board of directors and a Partner of Accel Partners.
(15)    Consists of (i) 11,659 shares issuable upon settlement of RSUs to Mr. Epstein within 60 days of April 6, 2023 and (ii) 156,623 shares subject to stock options held by Mr. Epstein that are exercisable within 60 days of April 6, 2023.
(16)    Consists of 14,300 shares issuable upon settlement of RSUs to Mr. Migon within 60 days of April 6, 2023.
(17)    Consists of (i) 11,659 shares issuable upon settlement of RSUs to Mr. Scott within 60 days of April 6, 2023 and (ii) 121,623 shares subject to stock options held by Mr. Scott that are exercisable within 60 days of April 6, 2023.
(18)    Consists of (i) 4,674 shares held by Mr. Simonson, (ii) 11,659 shares issuable upon settlement of RSUs to Mr. Simonson within 60 days of April 6, 2023, and (iii) 58,333 shares subject to stock options held by Mr. Simonson that are exercisable within 60 days of April 6, 2023.
(19)    Consists of: (i) 8,005,342 shares beneficially owned by our executive officers and directors, (ii) 110,097 shares issuable upon settlement of RSUs within 60 days of April 6, 2023 to our executive officers, and (iii) 2,890,991 shares subject to stock options held by our executive officers and directors that are exercisable within 60 days of April 6, 2023.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000;
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to our amended and restated investors’ rights agreement, dated as of May 19, 2020, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Accel, GPI Capital, and North Bridge have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Mr. Efrusy, a member of our board of directors, is affiliated with Accel. Mr. Migon, a member of our board of directors, is affiliated with GPI Capital. Mr. Anderson, a member of our board of directors, is affiliated with North Bridge.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding “related person transactions.” which are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships between us and a related person in which the aggregate amount involved exceeds $120,000 and in which a related person has or will have a direct or indirect material interest. Under our policy, a related person means any of our executive officers, directors and director nominees, in each case since the beginning of our last fiscal year, or holders of more than 5% of our securities, and any of their immediate family members.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors it deems appropriate, whether such transaction would affect the independence of any director and is on terms that reflect an arms-length transaction – in other words, terms that are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction. Our policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our executive officers and directors, (2) certain transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, (4) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the lesser of $200,000 or 5% of such organization’s total annual receipts, (5) any transaction available to all U.S. employees generally, and (6) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K. In addition to our policy, our audit committee charter also provides that our audit committee will review any related person transactions.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended January 31, 2023, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of the following: (i) one Form 4 for Ms. Antar related to one transaction (filed with the SEC on June 27, 2022); and (ii) one Form 4 for each of Messrs. Anderson, Epstein and Migon related to one transaction, respectively (each filed with the SEC on July 6, 2022).
Fiscal Year 2023 Annual Report
Our financial statements for our fiscal year ended January 31, 2023 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at investors.couchbase.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Couchbase, Inc., 3250 Olcott Street, Santa Clara, California 95054, Attention: Corporate Secretary.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Santa Clara, California
April 19, 2023

COUCHBASE, INC.
3250 OLCOTT STREET
SANTA CLARA, CA 95054

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BASE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V11236-P90973

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUCHBASE, INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Class II Directors

Nominees:	**For**	**Withhold**
1a. Carol W. Carpenter	☐	☐
1b. Kevin J. Efrusy	☐	☐
1c. Jeff Epstein	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V11237-P90973

Couchbase, Inc.
Annual Meeting of Stockholders
June 1, 2023 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew M. Cain and Margaret Chow, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Couchbase, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific time on June 1, 2023, via live webcast accessible at www.virtualshareholdersmeeting.com/BASE2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side